CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum	Amount of
Securities Offered	Aggregate Offering Price	Registration Fee(1)(2)
1.500% Fixed Rate Notes due June 2018	$165,000.00	$22.51

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

(2) Paid herewith.

Filed under Rule 424(b)(2), Registration Statement No. 333-172579

Pricing Supplement No. 58 - Dated Monday, June 17, 2013 (To: Prospectus Dated November 16, 2012)

CUSIP	Principal		Gross	Net	Coupon	Coupon	Coupon	Day Count	Maturity	1st Coupon	1st Coupon	Survivor’s	FDIC	Product

Number	Amount	Selling Price	Concession	Proceeds	Type	Rate	Frequency	Basis	Date	Date	Amount	Option	Guaranteed	Ranking

96121BCL9	$165,000.00	100.000%	1.250%	$162,937.50	Fixed	1.500%	Monthly	30/360	06/15/2018	07/15/2013	$1.04	Yes	No	Senior Unsecured Notes

Redemption Information: Non-Callable

			Trade Date: Monday, June 17, 2013 @ 12:00 PM ET										Westpac Banking Corporation

			Settle Date: Thursday, June 20, 2013										Prospectus dated November 16, 2012

Minimum Denomination/Increments:$1,000.00/$1,000.00

Initial trades settle flat and clear SDFS: DTC Book Entry only

Westpac Banking Corporation			Joint Lead Managers and Lead Agents: BofA Merrill Lynch, Incapital LLC Agents: Barclays, Citigroup, Deutsche Bank

Securities, Goldman, Sachs & Co., HSBC, J.P. Morgan, Morgan Stanley, UBS Investment Bank, Wells Fargo Advisors

InterNotes® is a registered trademark of Incapital Holdings LLC. All Rights Reserved.